As filed with the Securities and Exchange Commission on June 5, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	06-1059331 (IRS Employer Identification No.)
900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of Principal Executive Offices)  (Zip Code)

Cigna Long-Term Incentive Plan
(Amended and Restated Effective as of April 26, 2017)
 (Full title of the plan)

Nicole S. Jones
Executive Vice President and General Counsel
Cigna Corporation
900 Cottage Grove Road
Bloomfield, Connecticut 06002
(860) 226-6000
(215) 761-2824 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Cigna Corporation Common Stock, par value $0.25 per share	9,100,000	$161.565	$1,470,241,500	$170,401

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the Cigna Long-Term Incentive Plan in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)
Estimated solely for purposes of calculating the registration fee and are based on the average of the high and low prices of Common Stock on the New York Stock Exchange on May 31, 2017, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act.

PART I
Information Required in the Section 10(a) Prospectus

The information specified in Part I has been omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and pursuant to the Note to Part I of Form S-8.

PART II
Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

The following documents filed by Cigna Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

(a)	the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed February 23, 2017;

(b)	the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed May 5, 2017;

(c)
the Registrant's Current Reports on Form 8-K filed on January 19, 2017, February 1, 2017, February 9, 2017, February 14, 2017 (solely with respect to Item 1.02 thereof), February 16, 2017, February 23, 2017 (solely with respect to Item 5.02 thereof), February 24, 2017, March 24, 2017, April 28, 2017, May 1, 2017, May 12, 2017 (Item 8.01) and May 12, 2017 (solely with respect to Item 1.02 thereof);

(d)
the description of the Registrant's Common Stock contained in the Registration Statement on Form S-3, filed on August 10, 2012, as updated by the Registrant's Current Report on Form 8-K filed on December 12, 2012 (solely with respect to Item 5.03 thereof) to reflect the phased declassification of the Registrant's Board of Directors.

In addition, all reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock will be passed on for the Registrant by Amy Cook, Assistant Corporate Secretary and Managing Counsel – Securities, Governance and Treasury.  Ms. Cook owns shares of the Registrant's Common Stock and is eligible to receive awards under the Cigna Long-Term Incentive Plan.

Item 6. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of Delaware.  As permitted by the Delaware General Corporate Law (DGCL), the Registrant's certificate of incorporation provides that the Registrant will indemnify its present and former directors and officers as well as any individual serving with another corporation or with a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, in such a capacity or in the capacity of an employee, agent, partner or trustee at the Registrant's request against all reasonable expenses, liabilities and losses (including attorneys' fees) incurred in connection with such capacity. Except for suits permitted to be brought by such persons pursuant to the Registrant's by-laws, the Registrant will only indemnify such persons in connection with a proceeding initiated by such persons only if such proceeding was authorized by the Registrant's board of directors.

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The DGCL allows for the advance payment of an indemnified officer's or director's expenses prior to the final disposition of an action, provided that, in the case of a current director or officer being indemnified, such director or officer undertakes to repay any such amount advanced if it is later determined that the director or officer being indemnified is not entitled to indemnification with regard to the action for which the expenses were advanced. As permitted by the DGCL, the Registrant will pay in advance its indemnified officer's or director's expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition, but only upon receipt of an undertaking by or on behalf of such officer or director to repay all amounts so advanced if it is ultimately determined that such officer or director is not entitled to indemnification.

The indemnification rights provided by the Registrant's by-laws are not exclusive of any other right which any person may have or hereafter acquire under any statute, the Registrant's certificate of incorporation, agreement, vote of the Registrant's shareholders or directors or otherwise.

The DGCL provides that the corporation's certificate of incorporation may include a provision which limits or eliminates the personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from a breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful dividends or expenditure of funds for unlawful stock repurchases or redemptions or transactions for which such director derived an improper personal benefit. The Registrant's certificate of incorporation limits director liability to the extent permitted by the DGCL.

The Registrant is insured against liabilities that it may incur by reason of Article VI of its by-laws.  In addition, directors and officers of the Registrant, as well as any other persons who serve as directors or officers of any other entity at the request of the Registrant, are insured, at the Registrant's expense, against liabilities which might arise against such persons in any such capacity, whether or not the Registrant would have the power to indemnify such persons against such liability under the provisions of its bylaws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Number	Description

4.1
Restated Certificate of Incorporation of the Registrant as last amended October 28, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2011)

4.2	By-Laws of the Registrant as last amended and restated December 6, 2012 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 2012)

4.3	Cigna Long-Term Incentive Plan as amended and restated effective as of April 26, 2017 (incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 8-K filed May 1, 2017)

5.1	Opinion of Amy Cook (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Amy Cook (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

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Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of Connecticut, on June 5, 2017.

CIGNA CORPORATION

By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, officers and/or directors of Cigna Corporation, a Delaware corporation (the "Company"), hereby makes, designates, constitutes and appoints NICOLE S. JONES and NEIL BOYDEN TANNER and each of them (with full power to act without the other), as the undersigned's true and lawful attorneys-in-fact and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of this Registration Statement, with all exhibits thereto, and all other documents in connection therewith, and all amendments (including post-effective amendments) thereto.

Such attorneys-in-fact and agents, and each of them, are also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such registration statements, registrations, amendments, exhibits, qualifications and notifications, and to execute and deliver any and all such other documents, and to take further action as they, or any of them, deem appropriate.  The powers and authorities granted herein to such attorneys-in-fact and agents, and each of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations.  The undersigned hereby ratifies, confirms, and adopts, as his or her own act and deed, all action lawfully taken by such attorneys-in-fact and agents, or any of them, or by their respective substitutes, pursuant to the powers and authorities herein granted.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of June 5, 2017.

Signature	Title
/s/ David M. Cordani David M. Cordani	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ Thomas A. McCarthy Thomas A. McCarthy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Mary T. Hoeltzel Mary T. Hoeltzel	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Isaiah Harris, Jr. Isaiah Harris, Jr.	Chairman of the Board
/s/ Eric J. Foss Eric J. Foss	Director
/s/ Jane E. Henney, M.D. Jane E. Henney, M.D.	Director
/s/ Roman Martinez IV Roman Martinez IV	Director
/s/ John M. Partridge John M. Partridge	Director
/s/ James E. Rogers James E. Rogers	Director
/s/ Eric C. Wiseman Eric C. Wiseman	Director
/s/ Donna F. Zarcone Donna F. Zarcone	Director
/s/ William D. Zollars William D. Zollars	Director